EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Northeast Indiana Bancorp, Inc. on Form S-8 (Registration Nos. 333-4172 and
333-4166), of our report dated January 28, 1997 on the 1996 consolidated financial statements of Northeast Indiana Bancorp, Inc., which report is included in the 1996 Annual Report on Form 10-K of Northeast Indiana Bancorp, Inc.



                                               /s/Crowe, Chizek and Company LLP
                                               --------------------------------
                                               Crowe, Chizek and Company LLP

South Bend, Indiana
March 27, 1997